Exhibit 99.1

Apple Reports Second Quarter Results

Record March Quarter Sales of iPhones, iPads and Macs

Net Profit Increases 94% Year-over-Year

CUPERTINO, California—April 24, 2012—Apple® today announced financial results for its fiscal 2012 second quarter ended March 31, 2012. The Company posted quarterly revenue of $39.2 billion and quarterly net profit of $11.6 billion, or $12.30 per diluted share. These results compare to revenue of $24.7 billion and net profit of $6.0 billion, or $6.40 per diluted share, in the year-ago quarter. Gross margin was 47.4 percent compared to 41.4 percent in the year-ago quarter. International sales accounted for 64 percent of the quarter’s revenue.

The Company sold 35.1 million iPhones in the quarter, representing 88 percent unit growth over the year-ago quarter. Apple sold 11.8 million iPads during the quarter, a 151 percent unit increase over the year-ago quarter. The Company sold 4 million Macs during the quarter, a 7 percent unit increase over the year-ago quarter. Apple sold 7.7 million iPods, a 15 percent unit decline from the year-ago quarter.

“We’re thrilled with sales of over 35 million iPhones and almost 12 million iPads in the March quarter,” said Tim Cook, Apple’s CEO. “The new iPad is off to a great start, and across the year you’re going to see a lot more of the kind of innovation that only Apple can deliver.”

“Our record March quarter results drove $14 billion in cash flow from operations,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the third fiscal quarter, we expect revenue of about $34 billion and diluted earnings per share of about $8.68.”

Apple will provide live streaming of its Q2 2012 financial results conference call beginning at 2:00 p.m. PDT on April 24, 2012 at www.apple.com/quicktime/qtv/earningsq212. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and diluted earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2011, its Form 10-Q for the fiscal quarter ended December 31, 2011, and its Form 10-Q for the fiscal quarter ended March 31, 2012 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2012 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	March 31, 2012	March 26, 2011	March 31, 2012	March 26, 2011
Net sales	$39,186	$24,667	$85,519	$51,408
Cost of sales (1)	20,622	14,449	46,252	30,892

Gross margin	18,564	10,218	39,267	20,516

Operating expenses:
Research and development (1)	841	581	1,599	1,156
Selling, general and administrative (1)	2,339	1,763	4,944	3,659

Total operating expenses	3,180	2,344	6,543	4,815

Operating income	15,384	7,874	32,724	15,701
Other income and expense	148	26	285	162

Income before provision for income taxes	15,532	7,900	33,009	15,863

Provision for income taxes	3,910	1,913	8,323	3,872

Net income	$11,622	$5,987	$24,686	$11,991

Earnings per common share:
Basic	$12.45	$6.49	$26.48	$13.02
Diluted	$12.30	$6.40	$26.17	$12.83

Shares used in computing earnings per share:
Basic	933,582	923,196	932,265	921,245
Diluted	944,893	935,944	943,185	934,549

(1) Includes stock-based compensation expense as follows:
Cost of sales	$63	$51	$126	$103
Research and development	$168	$104	$328	$217
Selling, general and administrative	$193	$132	$390	$266

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	September 30,	September 30,
	March 31, 2012	September 24, 2011
ASSETS:
Current assets:

Cash and cash equivalents	$10,121	$9,815
Short-term marketable securities	18,417	16,137
Accounts receivable, less allowances of $83 and $53, respectively	7,042	5,369
Inventories	1,102	776
Deferred tax assets	2,253	2,014
Vendor non-trade receivables	6,727	6,348
Other current assets	5,050	4,529

Total current assets	50,712	44,988

Long-term marketable securities	81,638	55,618
Property, plant and equipment, net	8,847	7,777
Goodwill	1,141	896
Acquired intangible assets, net	3,604	3,536
Other assets	4,992	3,556

Total assets	$150,934	$116,371

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$17,011	$14,632
Accrued expenses	9,778	9,247
Deferred revenue	5,247	4,091

Total current liabilities	32,036	27,970

Deferred revenue – non-current	2,446	1,686
Other non-current liabilities	13,954	10,100

Total liabilities	48,436	39,756

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 934,982 and 929,277 shares issued and outstanding, respectively	14,850	13,331
Retained earnings	87,124	62,841
Accumulated other comprehensive income	524	443

Total shareholders’ equity	102,498	76,615

Total liabilities and shareholders’ equity	$150,934	$116,371

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	September 30,	September 30,
	Six Months Ended
	March 31, 2012	March 26, 2011
Cash and cash equivalents, beginning of the period	$9,815	$11,261

Operating activities:
Net income	24,686	11,991
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	1,461	790
Share-based compensation expense	844	586
Deferred income tax expense	2,915	1,563
Changes in operating assets and liabilities:
Accounts receivable, net	(1,663)	(288)
Inventories	(326)	121
Vendor non-trade receivables	(379)	(883)
Other current and non-current assets	(1,510)	(1,886)
Accounts payable	2,809	1,626
Deferred revenue	1,916	698
Other current and non-current liabilities	778	1,674

Cash generated by operating activities	31,531	15,992

Investing activities:
Purchases of marketable securities	(85,022)	(42,260)
Proceeds from maturities of marketable securities	7,702	10,211
Proceeds from sales of marketable securities	49,052	21,705
Payments made in connection with business acquisitions, net of cash acquired	(350)	0
Payments for acquisition of property, plant and equipment	(2,778)	(1,838)
Payments for acquisition of intangible assets	(160)	(81)
Other	(48)	12

Cash used in investing activities	(31,604)	(12,251)

Financing activities:
Proceeds from issuance of common stock	377	494
Excess tax benefits from equity awards	636	740
Taxes paid related to net share settlement of equity awards	(634)	(258)

Cash generated by financing activities	379	976

Increase in cash and cash equivalents	306	4,717

Cash and cash equivalents, end of the period	$10,121	$15,978

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$4,835	$1,913